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                                                                 Exhibit 10.(ii)

                               SERVICES AGREEMENT

         This Agreement is entered into this 31st day of May, 2001 by and between ICHOR CORPORATION, a Delaware corporation (the "COMPANY"), and MFC MERCHANT BANK, S.A. (the "BANK") under the following terms and conditions.

                                    RECITALS

         The Company and the Bank desire to set forth the terms and conditions on which (i) the Bank shall make available to the Company, the services of John
M. Musacchio ("EXECUTIVE"), (ii) Executive shall render services to the Company, and (iii) the Company shall compensate the Bank for such services; and therefore, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. SERVICES.

         The Bank hereby makes available, and the Company hereby accepts, the services of Executive to be performed for the Company upon the terms and conditions hereinafter set forth.

         2. TERM.

                  2.1 The term of this Agreement (the "TERM") shall be for a one-year period commencing on the Effective Date (as defined in Subsection 2.2 below) of this Agreement, subject, however, to termination as provided herein in Sections 6 and 7 below.

                  2.2 The effective date of this Agreement shall be May 30, 2001 (the "EFFECTIVE DATE").

         3. COMPENSATION.

For all services rendered by Executive under this Agreement, the Company shall pay or cause one or more of its subsidiaries to pay the Bank as reimbursement for Executive's efforts during the term hereof a fee at the rate of Five Thousand Euros (<128> 5,000) per month.

         4. DUTIES AND RESPONSIBILITIES.

                  4.1 Executive shall, during the Term of this Agreement unless otherwise agreed by management, devote his attention and expend his best efforts, energies, and skills as may be required, to the business of the Company and any corporation controlled by the Company (each, a "SUBSIDIARY"). The Company


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acknowledges that Executive is engaged in other business activities separate from and outside the scope of the business of the Company. The Company agrees that the devotion of time to such other business activities will not violate the terms of this Agreement. For purposes of this Agreement, the term the "Company" shall mean the Company and all Subsidiaries.

                  4.2 During the Term of this Agreement, Executive shall serve as the Chief Operating Officer of the Company or in such other capacities as determined by the Board of Directors (the "BOARD"). Executive's responsibilities are set forth on Exhibit A, which is an integral part of this Agreement. In the performance of all of his responsibilities hereunder, Executive shall be subject to all of the Company's policies, rules, and regulations applicable to its executives of comparable status and shall report directly to, and shall be subject to, the direction and control of the CEO and shall perform such duties as shall be assigned to him by the CEO. In performing such duties, Executive will be subject to and abide by, and will use his best efforts to cause the employees of the Company to be subject to and abide by, all policies and procedures developed by the senior management of the Company.

                  4.3 To induce the Company to enter into this Agreement, the Bank and Executive represent and warrant to the Company that neither the Bank nor the Executive are subject to any restraint, limitation or restriction by virtue of any law or rule of law or otherwise which would impair Executive's right or ability (i) to render services to the Company, or (ii) to perform fully his duties and obligations pursuant to this Agreement.

         5. RESTRICTIVE COVENANT.

                  5.1 The bank and Executive acknowledge that Executive's engagement for the Company has brought the Executive and will continue to bring the Executive into close contact with confidential information of the Company, and that the agreement and covenant contained in this Subsection 5.1 are essential to protect the business interests of the Company and that the Company will not enter into this Agreement but for such agreement and covenant. Accordingly, both the Bank and the Executive covenant and agree that during the Term of this Agreement, and any time thereafter, neither the Bank nor the Executive shall disclose to anyone any information about the confidential or proprietary affairs of the Company, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall the bank or the Executive make use of any such information for their own benefit or otherwise.

                  5.2 If Executive breaches Subsection 5.1, the Company shall have all rights and remedies available to the Company at law or in equity.



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         6. TERMINATION.

                  6.1 The basic one-year term shall automatically be renewed each year on the anniversary date of this Agreement, unless the Company elects to terminate the Agreement. Upon election to terminate the Agreement, the Company may exercise two options.

                           (i) It may ask the Bank whether Executive may remain
as a consultant; or

                           (ii) it may sever all Executive's relationships with
 the Company.

                  In either case, the Bank shall be entitled to compensation, as defined in Section 3 during the remainder of the one-year term.

                  6.2 During the term of this Agreement, the Company may only terminate Executive's engagement under this Agreement for Cause. "Cause" shall exist if Executive (i) is adjudicated guilty of illegal activities involving moral turpitude by a court of competent jurisdiction, (ii) commits any act of fraud or intentional misrepresentation intended to harm the Company, (iii) has engaged in serious misconduct, which conduct has, or would, if generally known, materially adversely affect the good will or reputation of the Company and which conduct Executive has not cured or altered within ten (10) days following written notice by the Board to Executive regarding such conduct, (iv) is in material breach under this Agreement, or (v) Executive habitually fails to perform the duties and responsibilities as set forth in Section 4 of this Agreement or as may be assigned or delegated to him from time to time by the Company or the Board, and, with regard to grounds (iv) and (v) the Board has given Executive thirty (30) days written notice of the grounds for the termination and the conduct required by Executive to cure such failure, with such conduct outlined with reasonable specificity, and Executive has not cured such failure, within the thirty (30) day period provided in the written notice to Executive.

         7. EXPENSES.

                  7.1 The Bank shall be entitled to reimbursement of all reasonable expenses actually incurred in the course of this Agreement. The Bank or Executive shall submit to the Company a standardized expense report form, provided by the Company, and shall attach thereto receipts for all expenditures.

                  7.2 The Company shall reimburse the Bank within fifteen (15) days after submission of the expense report.



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         8. THE COMPANY'S AUTHORITY.

                  Executive agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Company's Board, either orally or in writing, respecting performances of his duties and to carry out and perform orders, directions, and policies stated by the Board, to him from time to time, either orally or in writing.

         9. LEGAL DEFENSE; INDEMNIFICATION.

                  The Company acknowledges that the biotech industry is a highly litigious industry whereby many regulatory fines, penalties and third-party suits are directed at the individuals involved in ownership and operations. The Company agrees to pay all legal fees, judgments, awards, bonds, fines, penalties and costs related to the defense and outcome whereby Executive was acting in his corporate capacity. The Company acknowledges that from time to time the Executive becomes contingently liable for obligations of the Company. The Company will make whole the Executive in case such contingent obligations become direct. Also, in the event that Executive terminates the engagement with the Company for any reason, the Company will use its best efforts to remove the Executive from such liabilities, whether contingent or direct.

         10. NOTICES.

                  All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given three (3) days after having been mailed in any general or branch United States Post office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:


                 TO THE COMPANY:      ICHOR CORPORATION
                                      17 Dame Street
                                      Dublin 2, Ireland

                COPY TO:              James D. Chiafullo, Esq.
                                      Cohen & Grigsby, P.C.
                                      11 Stanwix Street, 15th Floor
                                      Pittsburgh, PA 15222





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                 BANK                 MFC Merchant Bank S.A.
                                      6, Cours de Rive
                                      P.O. Box 3540
                                      CH-1211 Geneva
                                      SWITZERLAND

                  This Agreement supersedes any and all Agreements, whether oral or written, between the parties hereto, with respect to the services of Executive performed for the Company and contains all of the covenants and Agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such services not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the parties hereto.

         11. PARTIAL INVALIDITY.

                  If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         12. GOVERNING LAW.

                  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

         13. BINDING NATURE.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

         14. WAIVER.

                  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


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         15. TRANSFER.

                  This Agreement is a personal contract, and the rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged or mortgaged except as otherwise expressly permitted by the provisions of this Agreement.





ICHOR CORPORATION


By: /s/ Pierre-Francois Serres
   ---------------------------------------
   Member of Board of Directors



MFC MERCHANT BANK, S.A.


By: /s/ John M. Musacchio
   ---------------------------------------
    John M. Musacchio












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                                                                      EXHIBIT A

                                 ICHOR/MYMETICS
                    CHIEF OPERATING OFFICER RESPONSIBILITIES

This position reports to the President. The purpose of this position is to assist the President by having responsibilities in the following areas delegated to the Chief Operating Officer.

ADMINISTRATION AND FINANCIAL

     o Establish, coordinate and manage the professional services, e.g., legal and accounting, required to fulfill the public company responsibilities of the Company.
     o Establish, coordinate and manage the operations team with respect to contractual obligations of the Company.
     o    Manage the obligations of the Company to the lender.
     o Monitor, measure and administrate the financial resources of the Company to responsibly fulfill its obligations to service providers and funders.
     o    Coordinate and fulfill the Company's legal obligations.
     o    Fulfill all financial reporting obligations.
     o    Fulfill all reporting obligations of the Company.
     o Participate in the development of the Business Plan of the Company and a reporting system for management to utilize for measuring performance against the Plan.
     o Manage the risk exposure of the Company vis a vis securities regulatory compliance and potential adverse legal actions from the investment, shareholder and biotech competitor community at large.
     o Participate in the development of a Strategic Partnering strategy for the Company.

INVESTOR AND PUBLIC RELATIONS

     o Identify key characteristics of the Board as perceived by the investment community and assist in identifying potential candidates.
     o Coordinate the efforts of the Company's IR/PR team of Sarah Spaight and Burns McClellan.
     o Manage and monitor implementation of the Company's business and communications strategy as defined by the CEO and the Board.
     o    Manage shareholder relations.
     o    Establish a viable US identity.
     o Develop and implement a plan for positioning the Company for a listing on the NASDAQ Smallcap Market and subsequent equity raise.





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